Exhibit 10.1

September 20, 2024

Scilex Holding Company 960 San Antonio Rd.

Palo Alto, CA 94303 Attn: Stephen Ma

VIA EMAIL

RE: Consent under Senior Secured Promissory Note (this “Consent Letter”)

Ladies and Gentlemen:

Reference is made to (i) that certain Securities Purchase Agreement, dated as of September 21, 2023 (the “SPA”), among Scilex Holding Company, a Delaware corporation (the “Company”), Oramed Pharmaceuticals Inc., a Delaware corporation (“Oramed”) as the initial purchaser, and Acquiom Agency Services LLC, a Colorado limited liability company, as agent, (ii) that certain Senior Secured Promissory Note, dated as of September 21, 2023 (the “Note”), issued by the Company to Oramed, as Holder (“Holder”), (iii) all related Transaction Documents, as defined in the SPA, and (iv) that certain Warrant to Purchase Common Stock No. ORMP CS-5 (as amended, restated, supplemented and modified from time to time in accordance with its terms, the “CS-5 Warrant”), dated as of September 21, 2023 and issued by the Company to Oramed (pursuant to which Oramed may purchase up to 2,125,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) (subject to adjustment as provided therein).

Section 1 Definitions. Capitalized terms used but not defined herein are used with the respective meanings assigned to them in the SPA or the Note, as applicable.

Section 2 Limited Consent.

(a)
Notwithstanding any provision to the contrary in the SPA, the Note or any other Transaction Document, the Company and the Holder constituting all Holders under the Note hereby agree as follows:
(i)
Scilex shall pay to Oramed $2,000,000 (the “Specified September Payment”) on September 23, 2024, which payment shall be applied as follows: (x) $1,700,000 of such payment shall be applied to the amortization payment due under the Note on the Maturity Date (and the Holders hereby waive any prior notice or other conditions, and any prepayment premium or Make-Whole amount that would otherwise be due in respect of such payment) and (y) $300,000 of such payment to purchase 4,000,000 Scilex warrants with the exercise price of $11.50 per warrant currently owned by Oramed (the “Purchased Warrants”). Oramed shall transfer the Purchased Warrants to Scilex not later than two business days following the date on which Oramed has received the Specified September Payment.
(ii)
Notwithstanding the definition of the “Exercise Eligibility Date” in the CS-5 Warrant, Oramed may exercise the CS-5 Warrant in respect of the purchase of up to 1,062,500 (subject to adjustment as provided therein)

Exhibit 10.1

shares of Common Stock subject to such warrant at any time after the date on which this letter agreement has been fully executed by the parties thereto. For the avoidance of doubt, the remaining 1,062,500 shares (subject to adjustment as provided therein) of Common Stock subject to the CS-5 Warrant shall only be exercisable on or after the Exercise Eligibility Date as defined therein.
(iii)
Upon receipt of the Specified September Payment, the undersigned Holder hereby consents and agrees that, (a) notwithstanding the minimum Liquidity requirements set forth in Section 7(b)(x) of the Note, the Company and its Subsidiaries shall be required to maintain the following minimum Liquidity during the specified time periods, rather than and in lieu of the current requirements set forth in Section 7(b)(x) of the Note: from and after September 19, 2024 until the Maturity Date, $0, and (b) notwithstanding the requirements set forth in Section 2(e) of the Note, the Holders hereby agree to extend the due date of the $20,000,000 amortization payment due on September 21, 2024 (or, after application of the provisions of such Section with respect to Business Days, September 23, 2024) (the “Existing Due Date”) to, and such payment shall instead be due on, September 30, 2024 (the “Extended Due Date”). For the avoidance of doubt, the failure of the company to make such scheduled payment on the Existing Due Date shall not constitute an Event of Default.
(b)
The foregoing limited consent (i) is a one-time consent, (ii) is expressly limited to the transactions described above in Section 2(a), (iii) shall not be deemed or otherwise construed to constitute a consent to any other transaction, whether or not similar to the transactions described above in Section 2(a) and (iv) shall not operate as a waiver of any right, power or remedy of the Agent or any Holder under the Note, any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver, release or modification of the Company’s or any Subsidiary’s obligations to comply with all terms and conditions of the Note and other Transaction Documents, except as expressly set forth herein. The Agent and the Holders have granted the limited consent set forth in Section 2(a) in this particular instance and in light of the facts and circumstances that presently exist, and the grant of such consent shall not constitute a course of dealing or impair the Agent’s or any Holder’s right to withhold any similar consent in the future.

Section 3 Affirmation.

(a)
Except as specifically consented to pursuant to Section 2 hereof, the Company hereby expressly reaffirms, as of the date hereof, all its covenants and agreements contained in the Note and each Transaction Document and agrees that none of its covenants and agreements set forth in the Note or any other Transaction Document shall be reduced or limited by the execution and delivery of this Consent Letter.
(b)
The Company (on behalf of itself and its Subsidiaries) hereby (i) affirms that each of the Liens granted in or pursuant to the Security Documents are valid and subsisting, and (ii) agrees that this Consent Letter and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Security Documents and such Liens continue unimpaired with the same priority to secure repayment of all Obligations in accordance with the Transaction Documents, whether heretofore or hereafter incurred.

Exhibit 10.1

Section 4 Miscellaneous.

(a)
Section headings in this Consent Letter are included herein for convenience of reference only and shall not constitute a part of this Consent Letter for any other purposes.
(b)
This Consent Letter may be executed with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Consent Letter or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures hereto delivered by electronic transmission shall be deemed an original signature hereto.
(c)
No waiver or modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed by all of the parties hereto or thereto.
(d)
From and after the date on which this Consent Letter shall be effective, the term “Transaction Documents” in the Note and the other Note Documents shall include, without limitation, this Consent Letter and any agreements, instruments and other documents executed and/or delivered in connection herewith.
(e)
THE TERMS AND PROVISIONS OF SECTION 9(D) (GOVERNING LAW) OF THE NOTE ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND SHALL APPLY TO THIS CONSENT LETTER MUTATITIS MUTANDIS AS IF FULLY SET FORTH HEREIN.
(f)
The Company has agreed to reimburse Holder upon the execution of this Consent Letter for its reasonable and documented out-of-pocket legal costs, fees and expenses actually incurred by the Holder in connection with this Consent Letter.

[Remainder of Page Intentionally Left Blank]

Exhibit 10.1

Sincerely,
ORAMED PHARMACEUTICALS INC.
By: /s/ Nadav Kidron
Name: Nadav Kidron
Title: Chief Executive Officer

By: /s/ Avi Gabay
Name: Avi Gabay
Title: Chief Financial Officer

Address for Notice:
1185 Avenue of the Americas,
Third Floor
New York, NY 10036
Attn: Josh Hexter
Email: nadav@oramed.com
josh@oramed.com
david@oramed.com

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Attn: Ehud Barak; James Gerkis; Grant Darwin; Philip Kaminski
E-mail: ebarak@proskauer.com; jgerkis@proskauer.com; gdarwin@proskauer.com; pkaminski@proskauer.com

[Signature Page to Consent Letter]

Exhibit 10.1

SCILEX HOLDING COMPANY
By: /s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

960 San Antonio Rd.
Palo Alto, CA 94303
Attention: Stephen Ma
Telephone: (408)891-8341
Email: sma@scilexholding.com

with a copy to (which shall not constitute notice) to:

Paul Hastings LLP
1117 S. California Avenue
Palo Alto, CA 94304
Attention: Elizabeth Razzano
Telephone: (650) 320-1895
Email: elizabethrazzano@paulhastings.com

[Signature Page to Consent Letter]